UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 12, 2015
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Glenlake Parkway
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)     On August 12, 2015, the Board of Directors of Newell Rubbermaid Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s By-Laws. The Amendment adds Article XIII and provides that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.
         The above description of the Amendment is not complete and is qualified in its entirety by reference to the Company’s By-Laws, as amended, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
Exhibit 3.2    By-Laws of Newell Rubbermaid Inc., as amended August 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
Date: August 12, 2015	By:	/s/ Bradford Turner

Bradford Turner
Senior Vice President General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	By-Laws of Newell Rubbermaid Inc., as amended August 12, 2015